UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

New Horizon Aircraft Ltd.

(Exact name of registrant as specified in its charter)

British Columbia	N/A
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

3187 Highway 35

Lindsay, Ontario, K9V 4R1

(Address of Principal Executive Offices) (Zip Code)

Stock Options Assumed by New Horizon Aircraft Ltd. originally granted under the Robinson Aircraft, Ltd. Stock Option Plan

(Full title of the plan)

Brandon Robinson

Chief Executive Officer
3187 Highway 35

Lindsay, Ontario, K9V 4R1

(Name and address of agent for service)

(613) 866-1935
Telephone number, including area code, of agent for service

Copies to:

E. Peter Strand
Nelson Mullins Riley & Scarborough LLP
101 Constitution Avenue NW, Suite 900
Washington, DC 20001
Telephone: (202) 689-2800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

EXPLANATORY NOTE

On January 12, 2024, New Horizon Aircraft Ltd. (f/k/a Pono Capital Three, Inc.) (the “Registrant”) completed its Business Combination with Robinson Aircraft, Ltd., d/b/a Horizon Aircraft (“Horizon”). In connection with the Business Combination, the Registrant assumed stock options to purchase an aggregate of 585,230 shares of the Registrant’s Class A ordinary shares (the “Assumed Stock Options”) that were originally issued by Horizon pursuant to the Robinson Aircraft, Ltd. Stock Option Plan. The Assumed Stock Options were assumed and issued under the Registrant’s 2023 Equity Incentive Plan.

The Registrant is filing this Registration Statement on Form S-8 with the U.S. Securities and Exchange Commission (the “Commission”) to register 585,230 of the Registrant’s Class A ordinary shares for issuance under the Assumed Stock Options assumed by the Registrant in connection with the Business Combination.

This Registration Statement contains a “reoffer prospectus” prepared in accordance with Part I of Form S-3 (in accordance with Instruction C of the General Instructions to Form S-8). This reoffer prospectus may be used for reoffers and resales on a continuous or delayed basis of up to 324,920 of those Class A ordinary shares (the “Shares”) of Registrant underlying Assumed Stock Options referred to above that constitute “control securities” or “restricted securities,” as applicable, within the meaning of the Securities Act of 1933, as amended (the “Securities Act”) and Instruction C of the General Instructions to Form S-8, by certain stockholders that are current and former employees, consultants, directors, and executive officers of the Registrant or its predecessors (the “Selling Stockholders”) for their own accounts. As specified in General Instruction C of Form S-8, the amount of securities to be reoffered or resold under the reoffer prospectus by each Selling Stockholder and any other person with whom he or she is acting in concert for the purpose of selling the Registrant’s securities, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

New Horizon Aircraft Ltd.

324,920 Class A Ordinary Shares

This prospectus relates to 324,920 Class A ordinary shares, no par value (the “Shares”) of New Horizon Aircraft Ltd. (“New Horizon,” the “Company” or the “Registrant”), which may be offered from time to time by certain stockholders that are current or former employees, consultants, and advisors of the Registrant (the “Selling Stockholders”) for their own accounts. We will not receive any of the proceeds from the sale of Shares by the Selling Stockholders made hereunder. The Shares were or will be acquired upon the exercise of stock options assumed by the Company in connection with the Company’s Business Combination with Robinson Aircraft Ltd. d/b/a Horizon Aircraft (“Horizon”) and were originally issued by Horizon pursuant to the Robinson Aircraft, Ltd. Stock Option Plan.

The Selling Stockholders may sell the securities described in this prospectus in a number of different ways and at varying prices, including sales in the open market, sales in negotiated transactions and sales by a combination of these methods. The Selling Stockholders may sell any, all or none of the Shares and we do not know when or in what amount the Selling Stockholders may sell their Shares hereunder following the effective date of this Registration Statement. The price at which any of the Shares may be sold, and the commissions, if any, paid in connection with any such sale, are unknown and may vary from transaction to transaction. The Shares may be sold at the market price of the Class A ordinary shares at the time of a sale, at prices relating to the market price over a period of time, or at prices negotiated with the buyers of Shares. The Shares may be sold through underwriters or dealers which the Selling Stockholders may select. If underwriters or dealers are used to sell the Shares, we will name them and describe their compensation in a prospectus supplement. We provide more information about how the Selling Stockholders may sell their Shares in the section titled “Plan of Distribution.” The Selling Stockholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Stockholders will be borne by us.

Our Class A ordinary shares and our public warrants are listed on the Nasdaq Capital Market (“Nasdaq”) under the symbols “HOVR” and “HOVRW,” respectively. On May 1, 2024, the closing price of our Class A ordinary shares was $1.98 and the closing price for our public warrants was $0.04.

The amount of securities to be offered or resold under this reoffer prospectus by each Selling Stockholder or other person with whom he or she is acting in concert for the purpose of selling our securities, may not exceed, during any three month period, the amount specified in Rule 144(e) under the Securities Act of 1933, as amended (the “Securities Act”).

We are an “emerging growth company” as defined under the federal securities laws and, as such, have elected to comply with certain reduced public company reporting requirements.

Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of the risks of investing in our securities in “Risk Factors” beginning on page 2 of this prospectus.

The Securities and Exchange Commission (the “SEC”) may take the view that, under certain circumstances, the Selling Stockholders and any broker-dealers or agents that participate with the Selling Stockholders in the distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. Commissions, discounts or concessions received by any such broker-dealer or agent may be deemed to be underwriting commissions under the Securities Act. See the section titled “Plan of Distribution.”

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is  May 2, 2024.

You should rely only on the information contained in this prospectus or in any accompanying prospectus supplement by us or on our behalf. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the Shares. Our business, financial condition, results of operations and prospects may have changed since that date.

“Horizon Aircraft,” our logo, and other trademarks or trade names of New Horizon Aircraft Ltd. appearing in this prospectus are our property. This prospectus also contains trademarks and trade names of other companies, which are the property of their respective owners. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks and trade names.

Unless the context otherwise requires, we use the terms “we,” “us” and “our” in this prospectus to refer to New Horizon and its consolidated subsidiaries.

i

THE COMPANY

The Company

New Horizon is an advanced aerospace Original Equipment Manufacturer (“OEM”) that is designing and aiming to build a next generation hybrid electric Vertical Takeoff and Landing (“eVTOL”) aircraft for the Regional Air Mobility (“RAM”) market. Its unique aircraft will offer a more efficient way to move people and goods at a regional scale (i.e., from 50 to 500 miles), help to connect remote communities, and will advance our ability to deal with an increasing number of climate related natural disasters such as wildfires, floods, or droughts.

New Horizon aims to deliver a hybrid electric 7-seat aircraft, called the Cavorite X7, that can take off and land vertically like a helicopter. However, unlike a traditional helicopter, for the majority of its flight it will return to a configuration much like a traditional aircraft. This would allow the Cavorite X7 to fly faster, farther, and operate more efficiently than a traditional helicopter. Expected to travel at speeds up to 250 miles per hour at a range over 500 miles, New Horizon believes that this aircraft will be a disruptive force to RAM travel.

Background

On January 12, 2024, Pono Capital Three, Inc. (“Pono”) completed a series of transactions that resulted in the combination (the “Business Combination”) of Pono with Robinson Aircraft, Ltd. d/b/a Horizon Aircraft (“Horizon”) pursuant to the previously announced Business Combination Agreement (the “BCA”), dated August 15, 2023, by and among Pono, Pono Three Merger Acquisitions Corp., a British Columbia company and wholly-owned subsidiary of Pono (“Merger Sub”) and Horizon, following the approval at the extraordinary general meeting of the shareholders of Pono held on January 4, 2024 (the “Special Meeting”). On January 10, 2024, pursuant to the BCA, Pono was continued and de-registered from the Cayman Islands and redomesticated as a British Columbia company on January 11, 2024 (the “SPAC Continuation”). Pursuant to the BCA, on January 12, 2024, Merger Sub and Horizon were amalgamated under the laws of British Columbia, and Pono changed its name to New Horizon Aircraft Ltd. As consideration for the Business Combination, the Company issued to Horizon shareholders an aggregate of 9,419,084 Class A ordinary shares (the “Exchange Consideration”), including 282,573 shares held in escrow for any purchase price adjustments under the BCA, and 754,013 shares issued to the PIPE investor or his designees, as set forth below.

Simultaneous with the closing of the Business Combination, New Horizon also completed a series of private financings, issuing and selling 200,000 Common Shares in a private placement to a PIPE investor (the “PIPE Investor”), issued 103,500 Common Shares to EF Hutton LLC, in partial satisfaction of the deferred underwriting commission due from Pono’s initial public offering, and assumed options issued by Horizon to purchase 585,230 Common Shares.

Our Common Shares and our Public Warrants are listed on the Nasdaq Capital Market under the symbols “HOVR” and “HOVRW,” respectively. On May 1, 2024, the closing price of our Common Shares was $1.98 and the closing price for our Public Warrants was $0.04.

The rights of holders of our Common Shares and Warrants are governed by our articles (the “Articles”) and the Business Corporations Act (British Columbia) (the “BCBCA”), and in the case of the warrants, the Warrant Agreement, dated February 9, 2023, by and between Pono and Continental Stock Transfer & Trust Company (the “Warrant Agreement”).

Corporate Information

New Horizon’s principal executive offices are located at 3187 Highway 35, Lindsay, Ontario, K9V 4R1, and New Horizon’s telephone number is (613) 866-1935.

RISK FACTORS

Investing in our Class A common stock involves risks. You should carefully consider the risks and uncertainties set forth under the caption “Risk Factors” in our Registration Statement on Form S-1, as amended (File No. 333-277063), first filed with the SEC on February 14, 2024, which are incorporated by reference herein, and subsequent reports filed with the SEC, together with all of the other information contained or incorporated by reference in this prospectus, before deciding to invest in our Class A ordinary shares. Our business, financial condition, results of operations and prospects could be materially and adversely affected by any of these risks or uncertainties. In that case, the trading price of our Class A ordinary shares could decline, and you could lose all or part of your investment. Additional risks and uncertainties that we are unaware of or that we currently see as immaterial may also adversely affect our business.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, including statements about the anticipated benefits of the Business Combination, and the financial conditions, results of operations, earnings outlook and prospects of New Horizon and other statements about the period following the consummation of the Business Combination. Forward-looking statements appear in a number of places in or incorporated by reference into this prospectus. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements are based on the current expectations of the management of New Horizon and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of such statement. There can be no assurance that future developments will be those that have been anticipated.

All subsequent written and oral forward-looking statements concerning the Business Combination or other matters addressed in this prospectus and attributable to New Horizon or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this prospectus. Except to the extent required by applicable law or regulation, New Horizon undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the Shares. All proceeds from the sale of the Shares will be for the account of the Selling Stockholders, as described below. See the sections titled “Selling Stockholders” and “Plan of Distribution” described below.

SELLING STOCKHOLDERS

This prospectus relates to the resale by the Selling Stockholders from time to time of up to 324,920 Class A ordinary shares underlying stock options that were assumed by the Company in connection with the Business Combination. The Selling Stockholders may from time to time offer and sell any or all of the Class A ordinary shares set forth below pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “Selling Stockholders” in this prospectus, we refer to the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors and other permitted transferees that hold any of the Selling Stockholders’ interest in the shares of Class A ordinary shares after the date of this prospectus.

The following table sets forth information concerning the Class A ordinary shares that may be offered from time to time by each Selling Stockholder. We cannot advise you as to whether the Selling Stockholders will in fact sell any or all of such Class A ordinary shares. In particular, the Selling Stockholders identified below may have sold, transferred or otherwise disposed of all or a portion of their securities after the date on which they provided us with information regarding their securities in transactions exempt from registration under the Securities Act.

The following table sets forth certain information provided by or on behalf of the Selling Stockholders concerning the Class A ordinary shares that may be offered from time to time by each Selling Stockholder with this prospectus. See “Plan of Distribution.” For the purposes of this following table, we have assumed that the Selling Stockholders will have sold all of the securities covered by this prospectus upon the completion of the offering.

The percentage ownership of voting securities in the following table is based on 18,220,436 Class A ordinary shares deemed issued and outstanding as of May 2, 2024. The beneficial ownership information in this table excludes the shares underlying outstanding warrants and shares subject to outstanding grants or awards under the Equity Incentive Plan.

Selling Stockholder (1)	Shares of Class A Common Stock Beneficially Offered	Common Stock Beneficially Owned After the Offered Shares are Sold	% of Common Stock Beneficially Owned After the Offered Shares are Sold
E. Brandon Robinson(2)	143,213	2,395,633	13.1%
Jason O’Neill	146,252	243,461	1.3%
Stewart Lee	35,455	118,851	*

*	Less than one percent

(1)	The address of all of the Selling Stockholders is c/o New Horizon Aircraft, 3187 Highway 35, Lindsay, Ontario, K9V 4R1.

PLAN OF DISTRIBUTION

We are registering for resale by the Selling Stockholders from time to time up to 324,920 Class A ordinary shares issuable upon the exercise of Assumed Stock Options. We will not receive any proceeds from the sale of Class A ordinary shares by the Selling Stockholders. The aggregate proceeds to the Selling Stockholders will be the purchase price of the securities less any discounts and commissions borne by the Selling Stockholders.

The Selling Stockholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Stockholders in disposing of the securities. We are required to pay all other fees and expenses incident to the registration of the Class A ordinary shares to be offered and sold pursuant to this prospectus.

The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. Each Selling Stockholder reserves the right to accept and, together with its respective agents, to reject, any proposed purchase of securities to be made directly or through agents. The Selling Stockholders and any of their permitted transferees may sell their securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions. If underwriters are used in the sale, such underwriters will acquire the shares for their own account. These sales may be at a fixed price or varying prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the securities will be subject to certain conditions.

The Selling Stockholders may sell their shares by one or more of, or a combination of, the following methods:

●	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	block trades in which the broker-dealer so engaged will attempt to sell the offered securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	an over-the-counter distribution in accordance with the rules of Nasdaq;

●	through trading plans entered into by a Selling Stockholder pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

●	through the distribution of the securities by any Selling Stockholder to its partners, members or stockholders

●	through one or more underwritten offerings on a firm commitment or best efforts basis;

●	settlement of short sales entered into after the effective date the registration statement of which this prospectus is a part;

●	agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share or warrant;

●	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

●	in privately negotiated transactions;

●	in options transactions;

●	through a combination of any of the above methods of sale; or

●	any other method permitted pursuant to applicable law.

There can be no assurance that the Selling Stockholders will sell all or any of the securities offered by this prospectus. In addition, any shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus. The Selling Stockholders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time.

The Selling Stockholders and any other person participating in the sale of the Shares will be subject to the Exchange Act rules including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Shares by the Selling Stockholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the Shares to engage in market-making activities with respect to the particular Shares being distributed. This may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares.

The Selling Stockholders may indemnify any broker or underwriter that participates in transactions involving the sale of the Shares against certain liabilities, including liabilities arising under the Securities Act.

LEGAL MATTERS

The validity of the securities offered by this prospectus has been passed upon for us by Gowling WLG, and Nelson Mullins Riley & Scarborough LLP has passed upon certain U.S. federal securities laws. If the validity of any securities is also passed upon by counsel for the underwriters, dealers or agents of an offering of those securities, that counsel will be named in the applicable prospectus supplement.

EXPERTS

The financial statements of Pono as of December 31, 2023 and 2022 and for the year ended December 21, 2023 and for the period from March 11, 2022 (inception) through December 31, 2022 incorporated by reference into this prospectus and registration statement, have been audited by Marcum LLP, an independent registered public accounting firm, as stated in their report included herein. Such financial statements have been so included in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements of Horizon as of May 31, 2023 and 2022 and for the years ended May 31, 2023 and 2022 incorporated by reference into this prospectus and registration statement have been audited by Fruci & Associates II, PLLC, an independent registered public accounting firm, as stated in their report thereon which report expresses an unqualified opinion, and included in this prospectus and registration statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

The following documents filed with the SEC are hereby incorporated by reference in this prospectus:

●	the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 (filed on March 28, 2024);

●	the Company’s Quarterly Report on Form 10-Q for the quarter ended February 29, 2024 (filed on April 22, 2024);

●	the Company’s Current Reports on Form 8-K filed with the SEC on January 3, 2024, January 5, 2024, January 11, 2024, January 19, 2024 (as amended on February 13, 2024), February 21, 2024, April 3, 2024, April 22, 2024, and April 24, 2024; and

●	the description of the Registrant’s Ordinary Shares contained in Exhibit 4.2 to our Annual Report on Form 10-K for the year ended December 31, 2023 (filed on March 28, 2024).

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may inspect these reports and other information without charge at a website maintained by the SEC. The address of this site is http://www.sec.gov.

Our website address is www.horizonaircraft.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC, including our Annual Reports on Form 10-K; our proxy statements for our annual and special stockholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K and Forms 3, 4 and 5 with respect to our securities filed on behalf of our directors and our executive officers; and amendments to those documents. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

New Horizon Aircraft Ltd.

324,920 Class A Ordinary Shares

REOFFER PROSPECTUS

PART I

INFORMATION REQUIRED IN THE

SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Securities Act Rule 428(b)(1).

I-1

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by New Horizon Aircraft Ltd. (the “Registrant”) with the U.S. Securities and Exchange Commission (“SEC”) are hereby incorporated by reference into this registration statement (in each case excluding any information furnished and not filed according to applicable rules, such as information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K):

●	the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 (filed on March 28, 2024);

●	the Company’s Quarterly Report on Form 10-Q for the quarter ended February 29, 2024 (filed on April 22, 2024);

●	the Company’s Current Reports on Form 8-K filed with the SEC on January 3, 2024, January 5, 2024, January 11, 2024, January 19, 2024 (as amended on February 13, 2024), February 21, 2024, April 3, 2024, April 22, 2024, and April 24, 2024; and

●	the description of the Registrant’s Ordinary Shares contained in Exhibit 4.2 to our Annual Report on Form 10-K for the year ended December 31, 2023 (filed on March 28, 2024).

All documents subsequently filed with the SEC by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement (in each case excluding any information furnished and not filed according to applicable rules, such as information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K) and to be part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this registration statement, modifies or supersedes such prior statement. Any statement contained in this registration statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document that is or is deemed to be incorporated by reference in this registration statement modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

We are governed by the Business Corporations Act (British Columbia), or BCBCA. Under the BCBCA, and our Articles, we may (or must, in the case of our Articles) indemnify all eligible parties against all eligible penalties to which such person is or may be liable, and we must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each director is deemed to have contracted with us on the terms of indemnity contained in our Articles.

For the purposes of such an indemnification:

“eligible party,” in relation to us, means an individual who:

●	is or was our director or officer;

●	is or was a director or officer of another corporation;

●	at a time when the corporation is or was our affiliate; or

●	at our request; or

●

at our request, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity and includes the heirs and personal or other legal representatives of that individual;

“eligible penalty” means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding;

“eligible proceeding” means a proceeding in which an eligible party or any of the heirs and personal or other legal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, us or an associated corporation:

●	is or may be joined as a party, or

●	is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding;

“expenses” includes costs, charges and expenses, including legal and other fees, but does not include judgments, penalties, fines or amounts paid in settlement of a proceeding; and

“proceeding” includes any legal proceeding or investigative action, whether current, threatened, pending or completed.

In addition, under the BCBCA, we may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an eligible party in respect of that proceeding, provided that we first receive from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited by the restrictions noted below, the eligible party will repay the amounts advanced.

Notwithstanding the provisions of our Articles noted above, we must not indemnify an eligible party or pay the expenses of an eligible party, if any of the following circumstances apply:

●

if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, we were prohibited from giving the indemnity or paying the expenses by our Articles;

●

if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, we are prohibited from giving the indemnity or paying the expenses by our Articles;

●

if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of us or the associated corporation, as the case may be; or

●

in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party’s conduct in respect of which the proceeding was brought was lawful.

In addition, if an eligible proceeding is brought against an eligible party by or on behalf of us or by or on behalf of an associated corporation, we must not do either of the following:

●	indemnify the eligible party in respect of the proceeding; or

●	pay the expenses of the eligible party in respect of the proceeding.

Notwithstanding any of the foregoing, and whether or not payment of expenses or indemnification has been sought, authorized or declined under the BCBCA or our Articles, on the application of us or an eligible party, the Supreme Court of British Columbia may do one or more of the following:

●	order us to indemnify an eligible party against any liability incurred by the eligible party in respect of an eligible proceeding;

●	order us to pay some or all of the expenses incurred by an eligible party in respect of an eligible proceeding;

●	order the enforcement of, or any payment under, an agreement of indemnification entered into by us;

●	order us to pay some or all of the expenses actually and reasonably incurred by any person in obtaining an order under this section; or

●	make any other order the court considers appropriate.

The BCBCA and our Articles authorize us to purchase and maintain insurance for the benefit of an eligible party against any liability that may be incurred by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, us, our current or former affiliate or a corporation, partnership, trust, joint venture or other unincorporated entity at our request.

In addition, we have entered into separate indemnity agreements with each of our directors and officers pursuant to which we agree to indemnify and hold harmless our directors and officers against any and all liability, loss, damage, cost or expense arising from or by reason of such director or officer holding such role in accordance with the terms and conditions of the BCBCA and our Articles.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The exhibits required to be filed as part of this registration statement are listed in the Exhibit Index set forth below immediately preceding the signature page to this registration statement.

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
4.1	New Horizon Articles (previously filed as Exhibit 3.1 of Form S-1 filed by New Horizon with the SEC on February 14, 2024).

4.2	New Horizon 2023 Equity Incentive Plan (previously filed as Exhibit 10.2 of Form 8-K filed by New Horizon with the SEC on January 19, 2024).#

4.3	Form of Assumed Stock Option.*#

5.1	Opinion of Gowling WLG.*

23.1	Consent of Gowling WLG (included in Exhibit 5.1).*

23.2	Consent of Marcum LLP.*

23.3	Consent of Fruci & Associates II, PLLC.*

24.1	Power of Attorney (included on the signature page hereto).*

107	Filing Fee Table*

*	Filed herewith
#	Denotes compensatory plan or arrangement

SIGNATURES

The Registrant: Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Canada, on May 2, 2024.

NEW HORIZON AIRCRAFT LTD.

By:	/s/ Brandon Robinson
	Name:	Brandon Robinson
	Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Brandon Robinson, with full power of substitution, such person’s true and lawful attorney-in-fact and agent for such person, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent determines may be necessary or advisable or required to comply with the Securities Act of 1933 and any rules or regulations or requirements of the SEC in connection with this registration statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this registration statement, to any and all amendments, both pre-effective and post-effective, and supplements to this registration statement, and to any and all instruments or documents filed as part of or in conjunction with this registration statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that said attorney and agent shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities on May 2, 2024:

Signature	Title

/s/ Brandon Robinson	Chief Executive Officer and Director
Brandon Robinson	(Principal Executive Officer)

/s/ Brian Merker	Chief Financial Officer
Brian Merker	(Principal Financial and Accounting Officer)

/s/ Jason O’Neill	Chief Operating Officer and Director
Jason O’Neill

/s/ Trisha Nomura	Director
Trisha Nomura

/s/ John Maris	Director
John Maris

/s/ John Pinsent	Director
John Pinsent